UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 9, 2017

EXPRESS SCRIPTS HOLDING COMPANY

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-35490	45-2884094
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Express Way, St. Louis, MO	63121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code: 314-996-0900

No change since last report

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure

Attached as Exhibit 99.1 and incorporated by reference herein is a press release dated October 10, 2017 issued by Express Scripts Holding Company (the “Company”).

The information provided pursuant to this Item 7.01 is being furnished and shall not be deemed to be “filed” with the Securities and Exchange Commission or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent set forth by specific reference in any such filing.

Item 8.01.	Other Events

On October 9, 2017, the Company, Oz Parent, Inc., a wholly owned subsidiary of the Company (“Buyer”), and certain of their subsidiaries (the “Merger Subs”) entered into a Transaction Agreement and Plan of Merger (the “Merger Agreement”) with CareCore National Group, LLC (“CareCore”) and certain of its affiliates controlling the business known as eviCore healthcare. Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, the Merger Subs will merge with into CareCore and certain of its affiliates such that eviCore healthcare will be owned, directly or indirectly by Buyer and the Company.

The transaction is subject to customary regulatory approvals and closing conditions and is expected to close in the fourth quarter of 2017.

Item 9.01	Financial Statements and Exhibits

(d)    The following Exhibit is furnished as part of this report on Form 8-K.

Exhibit 99.1	Press Release, dated October 10, 2017.

EXHIBIT INDEX

Exhibit 99.1	Press Release, dated October 10, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXPRESS SCRIPTS HOLDING COMPANY

Date: October 10, 2017	By:	/s/ Martin Akins
Martin Akins
Senior Vice President and General Counsel